UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5740 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)

15660 North Dallas Parkway Suite 850 Dallas, Texas (Address of principal executive offices)	75248 (Zip Code)

(972) 385-2810
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 18, 2007, the Board of Directors of Diodes Incorporated (the “Company”) approved a plan to consolidate its analog wafer probe and final test operations from Hsinchu, Taiwan to its manufacturing facilities in Shanghai, China in order to increase operational efficiencies.

In connection with the consolidation, the Company estimates that it will incur approximately $1.3 to $1.7 million in total 2007 pre-tax restructuring costs primarily related to severance costs and asset impairment charges, with the remaining related to other costs incurred to relocate and consolidate facilities.

The transition is expected to be completed by July 31, 2007.

Item 7.01 Regulation FD Disclosure.

On May 18, 2007, the Company issued a press release announcing the consolidation of its analog manufacturing operations described in Item 2.05. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Cautionary Information Regarding Forward-Looking Statements

Except for the historical and factual information contained in the press release, attached as an exhibit to this Report, the matters set forth therein (including statements as to the expected benefits of the consolidation, and other statements identified by words such as "estimates," "expects," "projects," "plans," "will" and similar expressions) are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: the possibility that the analog manufacturing operations will not be integrated successfully into the Company's manufacturing facilities in Shanghai, China; the risk that the expected benefits of the consolidation may not be realized, including the realization of the benefits of leveraging the infrastructure already in place in the Company’s Shanghai manufacturing facilities; the estimated number of employees to be affected; the estimated completion date; the estimated amount of restructuring charge and annual cost savings; and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in the Company's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1   Press release of Diodes Incorporated dated May 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date: May 18, 2007	By:	/s/ Carl C. Wertz
Carl C. Wertz, Chief Financial Officer